Exhibit 32.1
Beacon Enterprise Solutions Group, Inc.
CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
18 U.S.C. Section 1350
The undersigned executive officer of Beacon Enterprise Solutions Group, Inc. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
•	the quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010	/s/ Bruce Widener
Bruce Widener
Principal Executive Officer